Exhibit 4


                                 PLAYCORE, INC.
                         (formerly Swing-N-Slide Corp.)
                            1996 INCENTIVE STOCK PLAN

Section 1.  Purpose

         The purpose of the PlayCore, Inc. 1996 Incentive Stock Plan (the "Plan") is to promote the interests of PlayCore, Inc. (together with its wholly owned subsidiary, Newco, Inc. and any successors to said entities, the
"Company") and its stockholders, by encouraging and providing for the acquisition of an equity interest in the success of the Company by key employees and by enabling the Company and its Affiliates (as defined below) to attract and retain the services of key employees upon whose judgment, interest, skills, and special effort the successful conduct of their operations is largely dependent. In addition, the Plan is designed to promote the best interests of the Company and its stockholders by providing a means to attract and retain competent directors who are not employees of the Company, any Affiliate or of any GreenGrass Affiliate (as defined below) and to provide opportunities for stock ownership by such directors which will increase their proprietary interest in the Company and, consequently, their identification with the interests of the stockholders of the Company.

Section 2.  Effective Date

         The Plan shall become effective on April 1, 1996, subject, however, to the approval of the Plan by the stockholders of the Company at the next annual meeting of stockholders within twelve months following the date of adoption of the Plan by the Board.

Section 3.  Definitions

         As used in the Plan, the following terms shall have the respective meanings set forth below:

         (a) "Affiliate" means any entity that, directly or through one or more intermediaries, is controlled by, controls, or is under common control with, the Company.

         (b) "Award" means any Option, Stock Appreciation Right, Bonus Share or Director Option granted under the Plan.

         (c) "Award Agreement" means any written agreement, contract, or other instrument or document evidencing any Award granted under the Plan.

         (d) "Board" means the Board of Directors of the Company.


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         (e) "Bonus  Shares"  means any shares of Stock  delivered  pursuant  to
Section 10 of the Plan.

         (f) A "Change of Control" shall be deemed to have occurred on the date on which (i) any Person or group of Persons acting in concert become the beneficial owner, directly or indirectly, or otherwise possess the voting rights of securities representing in excess of fifty percent (50%) of the voting securities of the Company, except for GreenGrass Holdings, a Delaware general partnership ("GreenGrass Holdings"), GreenGrass Capital LLC, a Delaware limited liability company ("Capital"), or any member of Capital on the date hereof, or their respective affiliates (the "Permitted Holders"); (ii) the Company sells or otherwise disposes of all or substantially all of its assets other than to an entity which is a Permitted Holder; (iii) persons who, at the beginning of any twelve (12) consecutive month period, constitute the Board cease, at the end of such period, to constitute a majority of the Board, and any Person or group of Persons acting in concert become the beneficial owner, directly or indirectly, or otherwise possess the voting rights of securities representing in excess of fifty percent (50%) of the voting securities of the Company within such twelve-month period; or (iv) the Company merges with or into any other entity unless the surviving corporation in the merger is a Permitted Holder.

         (g) "Code" means the Internal Revenue Code of 1986 and the regulations thereunder, as amended from time to time.

         (h) "Commission" means the United States Securities and Exchange Commission or any successor agency.

         (i) "Committee" means the compensation committee of the Board designated by such Board to administer the Plan and composed of not less than two directors, each of whom is a "disinterested person" within the meaning of Rule 16b-3.

         (j) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

         (k) "Fair Market Value" means the fair market value of the Stock determined by such methods or procedures as shall be established from time to time by the Committee; provided, however, that the Fair Market Value shall not be less than the par value of the Stock; and provided further, that so long as the Stock is traded on a public market, Fair Market Value means the closing price of a share of Stock on the relevant date as reported on the composite list used by the Wall Street Journal for reporting stock prices, or if no such sale shall have been made on that day, on the last preceding day on which there was such a sale.

         (l) "GreenGrass Affiliate" means any entity that, directly or through one or more intermediaries, is controlled by, controls, or is under common control with Capital.

         (m) "Key Employee" means any officer or other key employee of the Company or of any Affiliate who is responsible for or contributes to the management, growth


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



or profitability of the business of the Company or any Affiliate as determined by the Committee.

         (n) "Non-Employee Director" means any member of the Board who is not an employee of the Company, any Affiliate or of any GreenGrass Affiliate.

         (o) "Option" means the right to purchase Stock at a stated price for a specified period of time. For purposes of the Plan, an Option may be either (i) an "incentive stock option" within the meaning of Section 422 of the Code; or
(ii) a "nonqualified stock option."

         (p) "Participant" means any Key Employee designated by the Committee to be granted an Award under the Plan.

         (q) "Rule 16b-3" means Rule 16b-3 as promulgated by the Commission under the Exchange Act or any successor rule or regulations thereto.

         (r) "Stock" means the Common Stock of the Company, par value of $.01 per share.

         (s) "Stock  Appreciation  Right"  means any right  granted  pursuant to
Section 9 of the Plan.

Section 4.  Administration

         The Plan shall be administered by the Committee; provided, however, that if at any time the Committee shall not be in existence, the functions of the Committee as specified in the Plan shall be exercised by a committee comprised solely of those members of the Board who qualify as "disinterested persons" under Rule 16b-3.

         Subject to the terms of the Plan and applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to Participants under the Plan; (iii) determine the number of shares to be covered by (or with respect to which payments, rights, or other matters are to be calculated in connection with) Awards granted to Participants; (iv) determine the terms and conditions of any Award granted to a Participant; (v) determine whether, to what extent, and under what circumstances Awards granted to Participants may be settled or exercised in cash, shares of Stock, other securities, other Awards, or other property, or canceled, forfeited, or suspended to the extent permitted in
Section 15 of the Plan, and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances cash, shares of Stock, other securities, other Awards, other property, and other amounts payable with respect to an Award granted to Participants under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee;
(vii) modify or amend any Award or waive any restrictions or conditions applicable to any Award, (viii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan (including, without limitation, any


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


Award Agreement); (ix) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time, and shall be final, conclusive, and binding upon all persons, including the Company, any Affiliate, any Participant, any Non-Employee Director, any holder or beneficiary of any Award, any stockholder, and any employee of the Company or of any Affiliate. Notwithstanding the foregoing, Awards to Non-Employee Directors under the Plan shall be automatic and the amount, terms and conditions of such Awards shall be determined as provided in Section 11 of the Plan.

Section 5.  Eligibility and Participation

         Participants in the Plan shall be selected by the Committee from among those Key Employees, including any executive officer or employee-director of the Company or of any Affiliate, who, in the opinion of the Committee, are in a position to contribute materially to the Company's continued growth and development and to its long-term financial success. All Non-Employee Directors shall receive Awards as provided in Section 11.

Section 6.  Stock Subject to Plan

         6.1 Number. Subject to adjustment as provided in Section 6.3, the total number of shares of Stock with respect to which Awards may be granted pursuant to the Plan shall be 1,200,000. The total number of shares of Stock subject to issuance pursuant to Options granted under the Plan and Stock Appreciation Rights granted under the Plan to any one person may not exceed 350,000. A Stock Appreciation Right that is granted in connection with an Option pursuant to
Section 8.1 shall not be counted for purposes of applying the limitation of this
Section 6.1. The shares to be delivered under the Plan may consist, in whole or in part, of authorized but unissued Stock or treasury Stock, not reserved for any other purpose.

         6.2 Unused Stock; Unexercised Rights. If, after the effective date of the Plan, any shares of Stock covered by an Award granted under the Plan, or to which any Award relates, are forfeited or if an Award otherwise terminates, expires or is canceled prior to the delivery of all of the shares of Stock or of other consideration issuable or payable pursuant to such Award then the number of shares of Stock counted against the number of shares available under the Plan in connection with the grant of such Award, shall again be available for granting of additional Awards under the Plan to the extent permitted by Section 15 and to the extent determined to be appropriate by the Committee.

         6.3 Adjustment in Capitalization. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization,


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



merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Stock or other securities of the Company, issuance of warrants or other rights to purchase Stock or other securities of the Company, or other similar corporate transaction or event affects the Stock, other than where such transaction or event is in consideration for additional fair value, such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee may, in such manner as it may deem equitable, adjust any or all of (i) the number and type of shares of Stock subject to the Plan and which thereafter may be made the subject of Awards under the Plan; (ii) the number and type of shares of Stock subject to outstanding Awards; and (iii) the grant, purchase or exercise price with respect to any
Award, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, however, in each case, that with respect to Awards of incentive stock options no such adjustment shall be authorized to the extent that such authority would cause such options to cease to be treated as incentive stock options; and provided further, however, that the number of shares of Stock subject to any Award payable or denominated in Stock shall always be a whole number. Notwithstanding the foregoing, Director Options subject to grant or previously granted to Non-Employee Directors under the Plan at the time of any event described in the preceding sentence shall be subject to only such adjustments as shall be necessary to maintain the proportionate interest of the Non-Employee Directors and preserve, without exceeding, the value of such Director Options. Notwithstanding anything contained herein to the contrary, any adjustment by the Committee under this
Section 6.3 shall not increase the number of shares of Stock that may be purchased pursuant to the exercise of the Options issued under the Plan by more than six percent (6%) of the issued and outstanding shares of Stock immediately prior to the date of such adjustment if the adjustment results from the issuance of one or more warrants (the "Warrants") by the Company to Massachusetts Mutual Massachusetts Mutual Life Insurance Company and its affiliates (collectively, "MassMutual") pursuant to that certain Securities Purchase Agreement dated March 12, 1997, by and among the Company and MassMutual, or any similar adjustments to the number of shares of Stock which may be purchased upon the exercise of any of the Warrants.

Section 7.  Term of the Plan

         No Award shall be granted under the Plan after March 31, 2001. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and, to the extent set forth in the Plan, the authority of the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award, or to waive any conditions or restrictions with respect to any such Award, and the authority of the Board to amend the Plan, shall extend beyond such date.

Section 8.  Key Employee Stock Options

         8.1 Grant of Options. Subject to the provision of Sections 6 and 7, Options may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee shall have complete discretion in determining the number of Options granted to each Participant. The Committee also shall determine whether an Option is


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


to be an incentive stock option within the meaning of Section 422 of the Code or a nonqualified stock option. However, in no event shall the aggregate Fair Market Value (determined at the date of grant) of Stock with respect to which incentive stock options are exercisable for the first time by a Participant during any calendar year exceed $100,000. Nor shall any incentive stock option be granted to any person who owns, directly or indirectly, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company. Nothing in this Section 8 of the Plan shall be deemed to prevent the grant of nonqualified stock options in excess of the maximum established by
Section 422 of the Code.

         8.2 Award Agreement. Each Option shall be evidenced by an Award Agreement that shall specify the type of Option granted, the Option price, the duration of the Option, the number of shares of Stock to which the Option pertains and such other provisions as the Committee shall determine.

         8.3 Option Price. The Option price shall be determined by the Committee, but shall not for any incentive stock option be less than 100% of the Fair Market Value of the Stock on the date the Option is granted.

         8.4 Duration of Options. Each Option shall expire at such time as the Committee shall determine at the time it is granted, provided, however, that no incentive stock option shall be exercisable later than the tenth (10th) anniversary date of its grant.

         8.5 Exercise of Options. Subject to the provisions of Section 14, Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for all Participants.

         8.6 Payment. The Committee shall determine the method or methods by which, and the form or forms, including, without limitation, cash, shares of Stock, other securities, other Awards, or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price, in which payment of the exercise price with respect to an Option may be made or deemed to have been made.

         8.7 Incentive Stock Options. The terms of any incentive stock option granted under the Plan shall comply in all respects with the provisions of
Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder. Notwithstanding any provision in the Plan to the contrary, no incentive stock option may be granted hereunder after the tenth anniversary of the adoption of the Plan by the Board.

         8.8 Restrictions on Stock Transferability. The Committee may impose such restrictions on any shares of Stock acquired pursuant to the exercise of an Option under the Plan as it may deem advisable, including, without limitation, restrictions under applicable Federal securities law, under the requirements of any stock exchange upon which such shares of Stock are then listed, under any blue sky or state securities laws applicable to such shares and under any agreements with Capital, GreenGrass Management LLC or any of their Affiliates to which the Participants are bound.

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



Section 9.  Stock Appreciation Rights

         9.1 Grant of Stock Appreciation Rights. Subject to the provisions of Sections 6 and 7, Stock Appreciation Rights may be granted to Participants. Non-Employee Directors are not eligible to be granted Stock Appreciation Rights under the Plan. Each grant of Stock Appreciation Rights shall be in writing. A Stock Appreciation Right may relate to a specific Option granted under the Plan and may, in such case, relate to all or part of the Option shares covered by the related Option, or may be granted independently of any Option granted under the Plan.

         9.2 Exercise or Maturity of Stock Appreciation Rights. Stock Appreciation Rights shall be exercisable or shall mature at such time or times, on the conditions and to the extent and in the proportion, that any related Option is exercisable and may be exercised or mature for all or part of the shares of Stock subject to the related Option. In the case of a Stock Appreciation Right that is granted independently of any Option granted under the Plan, such Rights shall be exercisable or shall mature at such time or times, on the conditions and to the extent and in the proportion set forth in the grant. Notwithstanding the preceding sentence, a Stock Appreciation Right granted under the Plan to a Participant who is an officer of the Company or an Affiliate subject to Section 16 of the Exchange Act shall not be exercisable until at least six months have elapsed from the date of grant of such Stock Appreciation Right.

         9.3 Effect of Exercise. Upon exercise of any number of Stock Appreciation Rights, the number of Option shares subject to any related Option shall be reduced accordingly and such Option shares may not again be subject to an Option under this Plan. The exercise of any number of Options shall result in an equivalent reduction in the number of Option shares covered by the related Stock Appreciation Right and such shares may not again be subject to a Stock Appreciation Right under this Plan; provided, however, that if a Stock Appreciation Right was granted for less than all of the Option shares covered by any related Option, any such reduction shall be made at such time as, and only to the extent that, the number of shares exercised under the related Option exceeds the number of Option shares not covered by the Stock Appreciation Right.

         9.4 Payment of Stock Appreciation Right Amount. On exercise or maturity of the Stock Appreciation Right, the holder shall be entitled to receive payment of an amount determined by multiplying:

         (a) The difference between the Fair Market Value of a share of Stock at the date of exercise over the price fixed by the Committee at the date of grant, by

         (b) The number of shares with respect to which the Stock Appreciation Right is exercised.

         In the case of a Stock Appreciation Right which is granted in conjunction with an Option, the amount determined under (a) above shall be determined by using a price fixed by the Committee at the date of grant which does not exceed the option price of any related incentive stock option. The holder of a Stock Appreciation Right shall receive payment in cash


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

or a combination of cash and Stock, the Fair Market Value of which is to be determined as of the date of exercise or maturity of the Stock Appreciation Right, all in accordance with the terms and conditions of the written grant of the Stock Appreciation Right.

         9.5 Rule 16b-3 Requirements. Notwithstanding any other provision of the Plan, the Committee may impose such conditions on exercise of a Stock Appreciation Right (including, without limitation, the right of the Committee to limit the time of exercise to specified periods) as may be required to satisfy the requirements of Rule 16b-3 under the Exchange Act.

Section 10.  Bonus Shares

         The Committee is authorized to provide Participants the opportunity to elect to receive such portion, as determined by the Committee, of cash bonuses under the Company's management incentive compensation program in the form of shares of Stock ("Bonus Shares"). If a Participant is subject to Section 16 of the Exchange Act, the election to receive Bonus Shares must be made at least six months prior to the date cash bonuses are determined. All elections made under this Section 10 by persons subject to Section 16 of the Exchange Act are irrevocable and will remain in effect until another irrevocable election becomes effective. Bonus Shares shall be issued in an amount equal to (a) the equivalent dollar amount of bonus a Participant has elected to receive in Stock (subject to such limits as may be prescribed by the Committee) divided by (b) the price per share of Stock as determined by the Committee and shall be subject to such terms and conditions as the Committee deems appropriate, including, without limitation, restrictions on sale or other disposition.

Section 11.  Non-Employee Director Stock Options

         Each Non-Employee Director (including members of the Committee) who is a director of the Company on the first day after the annual meeting of stockholders of the Company during the term of the Plan shall automatically be granted on each such date a fully vested non-qualified stock option for the purchase of 5,000 shares of Stock ("Director Options") at a purchase price equal to one hundred percent (100%) of the Fair Market Value of the shares on the date each Director Option is granted. Director Options shall be exercisable for ten
(10) years from the date of grant and shall terminate ninety (90) days after the Non-Employee Director ceases to serve as a director of the Company for any reason, except that, in the event of a Change of Control, Director Options will remain exercisable during the remaining term of the Director Option if the Non-Employee Director ceases to serve as a director of the Company (or its successor) at any time during the one-year period immediately following any such Change of Control.

Section 12.  Beneficiary Designation

         Each Participant and Non-Employee Director under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of the Participant's or the Non-


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


Employee Director's, as the case may be, death before he or she receives any or all of such benefit. Each designation will revoke all prior designations, shall be in a form prescribed by the Committee and will be effective only when filed by the Participant or the Non-Employee Director in writing with the Committee during his or her lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the estate of the Participant or the Non-Employee Director.

Section 13.  Rights of Employees

         Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant's employment at any time nor confer upon any Participant any right to continue in the employ of the Company or any Affiliate.

Section 14.  Change of Control

         In the event of a "Change of Control" (a) each Participant shall be entitled to receive full vesting of the Option (i) for the fiscal year in which the Change of Control occurred, if the Options for said year would have vested by applying the EBITDA (as defined in the Award Agreement), or other measure of performance as required by the Award Agreement for the 12-month period immediately preceding the date of the Change of Control; and (ii) covering future years beyond the year in which the Change of Control occurred, at the percentage of fully diluted Stock for each such fiscal year determined by multiplying the maximum percentage of fully diluted Stock available for Options to be granted in such fiscal years times the rate by which the percentage of fully diluted Stock relating to Options actually granted under subsection (i) above for the year of the Change of Control bears to the maximum percentage of fully diluted Stock available under the Plan for such year (for example, if the Participant received 80% of the maximum percentage of fully diluted Stock available under the Plan for year of the Change of Control, the Participant would be entitled to receive full vesting of Options representing 80% of the maximum percentage of fully diluted Stock available under the Plan for all future years covered by the Plan);

         (b) each holder of an Option and Director Option shall have the right to a redemption, in the sole and absolute discretion of the Participant and Non-Employee Director, of any or all Options and Director Options that are vested in the Participant or Non-Employee Director in exchange for a payment of cash in the amount of the value of such options, determined by multiplying the applicable number of shares of Stock covered by such options by the difference between the then Fair Market Value of such shares of Stock and the exercise price for the Stock under the options; and

         (c) each Option and Director Option shall remain exercisable during its full term (i) if at any time the holder ceases to be an Employee or Director during the one-year period immediately following any Change of Control or (ii) if the Employee holder gives notice of his termination within thirty (30) days after expiration of such one-year period.


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



         The Committee may, in its sole and absolute discretion, amend, modify or rescind the provisions of this Section 14 if it determines that the operation of this Section 14 may prevent a transaction in which the Company or any Affiliate is a party from being accounted for on a pooling-of-interests basis.

Section 15.  Amendment, Modifications and Termination of Plan

         The Board may at any time amend, alter, suspend, discontinue or terminate the Plan; provided, however, that the provisions of Section 11 of the Plan shall not be amended more than once every six (6) months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules promulgated thereunder; and provided further that stockholder approval of any amendment of the Plan shall also be obtained if otherwise required by (i) the rules and/or regulations promulgated under Section 16 of the Exchange Act (in order for the Plan to remain qualified under Rule 16b-3), (ii) the Code or any rules promulgated thereunder (in order to allow for incentive stock options to be granted under the Plan, or (iii) the listing requirements of the American Stock Exchange or any principal securities exchange or market on which the Stock is then traded (in order to maintain the listing or quotation of the Stock thereon). Termination of the Plan shall not affect the rights of Participants or Non-Employee Directors with respect to Awards previously granted to them, and all unexpired Awards shall continue in force and effect after termination of the Plan except as they may lapse or be terminated by their own terms and conditions.

         No amendment, modification or termination of the Plan shall in any manner adversely affect any Award theretofore granted under the Plan, without the consent of the Participant or the Non-Employee Director, as the case may be.

Section 16.  Tax Withholding

         No later than the date as of which an amount first becomes includible in the gross income of a Participant for federal income tax purposes with respect to any Award under the Plan, the Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations arising with respect to Awards to Participants under the Plan may be settled with shares of Stock, including shares that are part of, or are received upon exercise of, the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and any Affiliate shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant. The Committee may establish such procedures as it deems appropriate for the settling of withholding obligations with shares of Stock, including, without limitation, the establishment of such procedures as may be necessary to satisfy the requirements of Rule 16b-3.


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



Section 17.  General

         17.1 Rule 16b-3 Six-Month Limitations. Notwithstanding any other provision of the Plan, to the extent required in order to comply with Rule 16b-3, any equity security offered pursuant to the Plan may not be sold for at least six months after acquisition, except in the case of death or disability, and any derivative security issued pursuant to the Plan shall not be exercisable for at least six months, except in case of death or disability of the holder thereof. Terms used in the preceding sentence shall, for the purposes of such sentence only, have the meanings, if any, assigned or attributed to them under Rule 16b-3.

         17.2  No  Consideration   for  Awards.   Awards  shall  be  granted  to
Participants for no cash consideration unless otherwise determined by the Committee.

         17.3 Limits on Transfer of Awards. No Award and no right under any such Award, shall be assignable, alienable, saleable or transferable by a Participant or a Non-Employee Director otherwise than by will or by the laws of descent and distribution; provided, however, that a Participant and a Non-Employee Director may designate a beneficiary or beneficiaries to exercise his or her rights, and to receive any property distributable, with respect to any Award as provided in
Section 12 hereof or transfer an Award to the extent allowed under Rule 16b-3 of the Exchange Act, subject to terms and conditions of the Award Agreement and Committee rules. Each Award, and each right under any Award, shall be exercisable, during the lifetime of the Participant only by such individual or, if permissible under applicable law, by such individual's guardian or legal representative. No Award, and no right under any such Award, may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

Section 18.  Legal Construction

         18.1 Requirements of Law. The granting of Awards under the Plan and the issuance of shares of Stock in connection with an Award, shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

         18.2 Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.

         18.3 Severability. If any provision of the Plan or any Award Agreement or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or would disqualify the Plan, any Award Agreement or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, any Award Agreement or the Award, such provision shall be


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


stricken as to such jurisdiction, person or Award, and the remainder of the Plan, any such Award Agreement and any such Award shall remain in full force and effect.





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